Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: Stephanie Carrington / Amy Glynn The Ruth Group 646-536-7023 scarrington@theruthgroup.com aglynn@theruthgroup.com

Media:
Bonnie Habyan, SVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports Third Quarter 2009 Results

Third Quarter Highlights:

-	Net loss attributable to Arbor Realty Trust, Inc. of $44.1 million, or $1.74 per diluted common share
-	FFO loss of $44.0 million, or $1.73 per diluted common share[1]
-	Adjusted book value per share $13.21, GAAP book value per share $8.70[1]
-	Restructured $373.9 million of short-term debt
-	Amended $18.7 million of trust preferred securities
-	Reduced warehouse and term debt by $51.2 million
-	Recorded a $10.7 million gain from exchange of remaining Prime interest
-	Generated gains on early extinguishment of debt of $6.3 million
-	Recorded $53 million of loan loss reserves and impairment on an equity investment
-	Recorded a $5 million impairment from a real estate owned asset
-	Amended management agreement with external manager

Uniondale, NY, November 6, 2009 — Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the third quarter ended September 30, 2009. Arbor reported a net loss attributable to Arbor Realty Trust, Inc. for the quarter of $44.1 million, or $1.74 per diluted common share, compared to net income attributable to Arbor Realty Trust, Inc. for the quarter ended September 30, 2008 of $2.6 million, or $0.10 per diluted common share. Funds from operations (“FFO”) for the quarter was a loss of $44.0 million, or $1.73 per diluted common share, compared to FFO income for the quarter ended September 30, 2008 of $3.1 million, or $0.12 per diluted common share.1

1. See attached supplemental schedule of non-GAAP financial measures on page 11-12.

Arbor Realty Trust Reports Third Quarter 2009 Results
November 6, 2009

Net loss attributable to Arbor Realty Trust, Inc. for the nine months ended September 30, 2009 was $96.9 million, or $3.83 per diluted common share, compared to net income attributable to Arbor Realty Trust, Inc. for the nine months ended September 30, 2008 of $27.0 million, or $1.27 per diluted common share. FFO for the nine months ended September 30, 2009 was a loss of $95.8 million, or $3.79 per diluted common share, compared to FFO income for the nine months ended September 30, 2008 of $32.9 million, or $1.33 per diluted common share.1

As previously disclosed, in August 2009, the Company transferred its remaining 7.5% interest in Prime Outlets, at a value of $8.5 million, in exchange for preferred and common operating partnership units of Lightstone Value Plus REIT L.P. The Company owned its 7.5% interest through a 50% non-controlling interest in an unconsolidated joint venture, which had a 15% interest in Prime Outlets. In connection with this transaction, through the unconsolidated joint venture, Arbor borrowed $7.7 million from Lightstone Value Plus Real Estate Investment Trust, Inc, which is secured by the preferred and common operating partnership units and has an eight year term. After five years, the preferred units may be redeemed by Lightstone Value Plus REIT L.P. for cash and the loan would become due upon such redemption. The preferred operating partnership units yield 4.63% and the loan bears interest at a rate of 4%. The Company also received a broker fee of $2.2 million related to this transaction. The Company received $9.9 million in cash and recorded, in its third quarter 2009 financial statements, a net investment of $0.9 million in this unconsolidated joint venture and income from equity affiliates of $10.7 million related to this transaction.

During the third quarter of 2009, the Company purchased, at a discount, approximately $7.9 million of investment grade rated bonds originally issued by two of the Company’s three CDO issuing entities. The Company recorded a net gain on early extinguishment of debt of $6.3 million related to these transactions. The purchases were reflected on the Company’s balance sheet as a reduction of the corresponding outstanding debt totaling $7.9 million.

The net balance in the loan and investment portfolio, excluding loan loss reserves, was $2.2 billion at September 30, 2009, compared to $2.2 billion at June 30, 2009. The average balance of the loan and investment portfolio, excluding loan loss reserves, during the third quarter of 2009 was $2.2 billion and the average yield on these assets for the quarter was 5.36%, compared to $2.3 billion and 5.41% for the second quarter of 2009.

1. See attached supplemental schedule of non-GAAP financial measures on page 11-12.

Arbor Realty Trust Reports Third Quarter 2009 Results
November 6, 2009

At September 30, 2009 and June 30, 2009, the balance of debt financing on the loan and investment portfolio was $1.8 billion. The average balance of debt financing on the loan and investment portfolio during the third quarter of 2009 was $1.8 billion and the average cost of these borrowings was 4.49%, compared to $1.9 billion and 4.45% for the second quarter of 2009. In addition, the third quarter of 2009 included $1.7 million of interest expense for a change in the market value of certain interest rate swaps in accordance with GAAP, as compared to $2.6 million of interest expense in the second quarter of 2009. Excluding the effect of these swaps, the average cost of borrowings for the third quarter of 2009 was 4.12%, as compared to 3.90% for the second quarter of 2009.

As previously disclosed, on August 6, 2009, the Company amended its management agreement with Arbor Commercial Mortgage, LLC, the Company’s external manager. The amendment was negotiated by a special committee of the Company’s Board of Directors, consisting solely of independent directors, and was approved by all of the independent directors. JMP Securities LLC served as financial advisor to the special committee and Skadden, Arps, Slate, Meagher & Flom LLP served as its special counsel. The significant amendments were as follows:

•
The previous base management fee structure, which was calculated as a percentage of the Company’s equity, has been replaced with an arrangement whereby the Company will reimburse the manager for its actual costs incurred in managing the Company’s business based on the parties' agreement in advance on an annual budget with subsequent quarterly true-ups to actual costs. This change was adopted retroactively to January 1, 2009 and the Company estimates the 2009 base management fee will be approximately $8 million. Concurrent with this change, all future origination fees on investments will be retained by the Company as opposed to the manager earning up to the first one percent of all origination fees in the previous agreement. In addition, the Company made a $3 million payment to the manager in consideration of expenses incurred by the manager in 2008 in managing the Company's business and certain other services.

•
The percentage hurdle for the incentive fee will be applied on a per share basis to the greater of $10.00 and the average gross proceeds per share, whereas the previous management agreement provided for such percentage hurdle to be applied only to the average gross proceeds per share. In addition, only 60% of any loan loss and other reserve recoveries will be eligible to be included in the incentive fee calculation, which will be spread over a three year period, whereas the previous management agreement did not limit the inclusion of such recoveries in the incentive fee calculation.

•
The amended management agreement will allow the Company to consider, from time to time, the payment of additional incentive fees to the manager for accomplishing certain specified corporate objectives.  In the third quarter, the Company made a $4.1 million payment to the manager in consideration of the successful restructuring of approximately $373.9 million of financing with Wachovia Bank, National Association (“Wachovia”), along with all of its trust preferred securities.

Arbor Realty Trust Reports Third Quarter 2009 Results
November 6, 2009

•
The amended management agreement modifies and simplifies the provisions related to the termination of the agreement and any related fees payable in such instances, including for internalization, with a termination fee of $10 million, rather than a multiple of base and incentive fees as previously existed.

•	The amended management agreement will remain in effect until December 31, 2010, and will be renewed automatically for successive one-year terms thereafter.

As a result, for the third quarter 2009, the Company recorded management fee expense of $6.1 million, as compared to $6.3 million for the second quarter of 2009.

Financing Activity

As previously disclosed, in July 2009, the Company announced the restructuring of its three financing facilities with Wachovia totaling $373.9 million. The amendments included a three year extension, the virtual elimination of all margin call provisions relating to collateral value as long as required term loan reductions are met, significantly reduced covenants, quarter and semi-annual paydown requirements subject to certain conditions and an overall average increase in interest rate spread over LIBOR of approximately 180 basis points. In addition, the Company’s CEO and Chairman, Ivan Kaufman, is required to remain an officer or director of the Company for the term of the facilities. Annual dividends are limited to 100% of taxable income to common shareholders and are required to be paid in the form of the Company's stock to the maximum extent permissible (currently 90%) unless the term loan facility balance is reduced to $210 million, the working capital facility is reduced to $30 million and the Company maintains $35 million of minimum liquidity. Lastly, the Company agreed to pay a 1% commitment fee and issue 1.0 million warrants at an average strike price of $4.00 which expire in July 2015. Subsequent to the closing of this restructuring, the Company reduced the balance of these facilities by $38.3 million during the third quarter.  At September 30, 2009, these facilities had an outstanding balance of $335.6 million.

As previously disclosed, in July 2009, the Company amended its remaining $18.7 million of trust preferred securities that were not exchanged as part of the May 2009 trust preferred restructuring transaction. The Company amended the $18.7 million of junior subordinated notes to $20.9 million of unsecured junior subordinated notes, representing 112% of the original face amount. The terms of this transaction were similar to the May 2009 exchange.

As of September 30, 2009, Arbor’s financing facilities for its loan and investment portfolio totaled approximately $1.8 billion and borrowings outstanding under such facilities were $1.8 billion.

During the quarter, the Company reduced its outstanding warehouse and term debt outstanding balances by approximately $51.2 million through a combination of loan payoffs, assets being moved into the Company’s CDO vehicles, and the monetization of certain investments.

Arbor Realty Trust Reports Third Quarter 2009 Results
November 6, 2009

The Company is subject to various financial covenants and restrictions by each of the Company’s CDO and credit facilities. Based on the unaudited financial statements in this release, the Company believes that it was in compliance with all credit facility financial covenants and restrictions as of September 30, 2009.

Portfolio Activity

During the quarter, Arbor originated one new mezzanine loan totaling $2 million.

During the quarter, three loans paid off with an outstanding balance of approximately $16 million, including a $0.3 million loss on the payoff of one loan and three loans had paydowns and reductions totaling approximately $23 million, of which $15 million were charge-offs against loan loss reserves on the restructuring of two loans. In addition, eight loans were either refinanced or modified with Arbor totaling $215 million, of which two loans totaling approximately $83 million were scheduled to repay during the quarter.

Additionally, 15 loans totaling approximately $369 million were extended during the quarter in accordance with the extension options of the corresponding loan agreements.

At September 30, 2009, the loan and investment portfolio unpaid principal balance, excluding loan loss reserves, was $2.2 billion, with a weighted average current interest pay rate of 5.15%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled approximately $1.8 billion, with a weighted average interest rate of 3.87% excluding financing costs, interest rate swap costs and changes in the market value of certain interest rate swaps.

As of September 30, 2009, Arbor’s loan portfolio consisted of 35% fixed-rate and 65% variable rate loans.

In August 2009, the Company foreclosed on a property in which the Company has a $9.9 million bridge loan for which a $4.3 million provision for loan loss was established, of which $1.8 million was recorded in the third quarter of 2009. As of September 30, 2009, the Company recorded this investment on its balance sheet as real estate owned at fair value, which included the $4.3 million provision, and recorded a net loss from operations of less than $0.1 million for the quarter.

During the third quarter of 2009, the Company mutually agreed with a first mortgage lender to appoint a receiver to operate one of the Company’s real estate owned investments. As a result, this investment was reclassified from real estate owned, net to real estate held-for-sale at a fair value of $41.4 million, resulting in a $4.9 million impairment charge during the quarter.  In addition, property operating income and expenses for current and prior periods, as well as the impairment charge, were reclassified to discontinued operations.

Arbor Realty Trust Reports Third Quarter 2009 Results
November 6, 2009

During the third quarter of 2009, the Company recorded $51.0 million in loan loss reserves related to 22 loans with a carrying value of approximately $381.9 million, before loan loss reserves. The loan loss reserves were the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, real estate values and the operating status of each property. At September 30, 2009, the Company’s total loan loss reserves were $252.8 million relating to 28 loans with an aggregate carrying value before reserves of approximately $563.9 million.

In addition, during the third quarter of 2009, the Company recorded a $1.9 million impairment, in accordance with GAAP, related to one of its equity affiliates, which was reflected on the Company’s statement of operations as a loss from equity affiliates. GAAP accounting standards require that these investments are evaluated periodically to determine whether a decline in their value is other-than-temporary.

The Company had nine non-performing loans with a carrying value of approximately $96.9 million, net of related loan loss reserves of $101.0 million as of September 30, 2009, compared to nine non-performing loans with a carrying value of approximately $188.4 million, net of related loan loss reserves of $97.2 million as of June 30, 2009. Income recognition on these loans has been suspended and will resume when the loans become contractually current and performance has recommenced.

Dividend

Under the terms of the Company’s debt restructurings, annual dividends are limited to 100% of taxable income to common shareholders and are required to be paid in the form of the Company's stock to the maximum extent permissible (currently 90%), with the balance payable in cash.  The Company will be permitted to pay 100% of taxable income in cash if certain conditions are met, as previously disclosed. Based on the continued difficult economic environment, the Board of Directors and the Company have elected not to pay a common stock dividend for the quarter ended September 30, 2009.

Arbor Realty Trust Reports Third Quarter 2009 Results
November 6, 2009

Equity Participation Interests

Attached as an exhibit to this press release is a schedule of certain data pertaining to the Company’s investments with equity participation interests. There were no new loans and investments originated during the quarter with equity participation interests.

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET.  A live webcast of the conference call will be available online at www.arborrealtytrust.com. Web participants are encouraged to go to Arbor’s Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayerTM software, downloadable without charge at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call.  The dial-in numbers are (866) 730-5766 for domestic callers and (857) 350-1590 for international callers.  The participant passcode for both is 56153294.

After the live webcast, the call will remain available on Arbor’s Web site, www.arborrealtytrust.com through December 6, 2009.  In addition, a telephonic replay of the call will be available until November 13, 2009.  The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers.  Please use passcode: 66450203.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 11 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Arbor Realty Trust Reports Third Quarter 2009 Results
November 6, 2009

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2008 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on pages 11 through 12 of this release.

Arbor Realty Trust Reports Third Quarter 2009 Results
November 6, 2009

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenue:
Interest income	$30,416,621	$51,423,427	$92,604,628	$158,708,921
Property operating income	385,112	-	576,324	-
Other income	1,857	17,208	800,517	66,530
Total revenue	30,803,590	51,440,635	93,981,469	158,775,451

Expenses:
Interest expense	20,797,420	28,198,310	61,039,357	87,359,731
Employee compensation and benefits	2,136,499	1,906,843	8,038,394	6,570,188
Selling and administrative	4,092,293	2,581,132	8,856,214	6,741,446
Property operating expenses	608,450	-	933,773	-
Depreciation and amortization	26,037	-	26,037	-
Other-than-temporary impairment	29,395	12,747,306	411,525	12,747,306
Provision for loan losses	51,000,000	3,000,000	141,500,000	8,000,000
Loss on restructured loans	300,000	-	33,127,749	-
Management fee - related party	6,136,170	(1,217,148)	13,136,170	3,516,124
Total expenses	85,126,264	47,216,443	267,069,219	124,934,795

(Loss) income from continuing operations before gain on exchange of profits interest, gain on extinguishment of debt, loss on termination of swaps and income (loss) from equity affiliates	(54,322,674)	4,224,192	(173,087,750)	33,840,656
Gain on exchange of profits interest	-	-	55,988,411	-
Gain on extinguishment of debt	6,348,128	-	54,080,118	-
Loss on termination of swaps	-	-	(8,729,408)	-
Income (loss) from equity affiliates	8,856,060	(1,606,505)	(1,300,958)	(2,168,505)

Net (loss) income from continuing operations	(39,118,486)	2,617,687	(73,049,587)	31,672,151

Loss on impairment of real estate held-for-sale	(4,898,295)	-	(4,898,295)	-
Loss on operations of real estate held-for-sale	(59,487)	(219,634)	(377,042)	(390,547)
Loss from discontinued operations	(4,957,782)	(219,634)	(5,275,337)	(390,547)

Net (loss) income	(44,076,268)	2,398,053	(78,324,924)	31,281,604

Net income (loss) attributable to noncontrolling interest	58,694	(177,833)	18,620,771	4,272,921

Net (loss) income attributable to Arbor Realty Trust, Inc.	$(44,134,962)	$2,575,886	$(96,945,695)	$27,008,683

Basic (loss) earnings per common share:
Net (loss) income from continuing operations, net of noncontrolling interest	$(1.54)	$0.11	$(3.62)	$1.31
Loss from discontinued operations	(0.20)	(0.01)	(0.21)	(0.02)
Net (loss) income attributable to Arbor Realty Trust, Inc.	$(1.74)	$0.10	$(3.83)	$1.29

Diluted (loss) earnings per common share:
Net (loss) income from continuing operations, net of noncontrolling interest	$(1.54)	$0.11	$(3.62)	$1.29
Loss from discontinued operations	(0.20)	(0.01)	(0.21)	(0.02)
Net (loss) income attributable to Arbor Realty Trust, Inc.	$(1.74)	$0.10	$(3.83)	$1.27

Dividends declared per common share	$-	$0.62	$-	$1.86

Weighted average number of shares of common stock outstanding:

Basic	25,387,410	24,990,710	25,288,692	22,166,518

Diluted	25,387,410	24,990,710	25,288,692	24,706,174

Arbor Realty Trust Reports Third Quarter 2009 Results
November 6, 2009

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$27,264,044	$832,041
Restricted cash	39,705,681	93,219,133
Loans and investments, net	1,847,707,068	2,181,683,619
Available-for-sale securities, at fair value	117,579	529,104
Securities held-to-maturity, net	68,547,038	58,244,348
Investment in equity affiliates	64,766,344	29,310,953
Real estate owned, net	8,411,013	46,478,994
Real estate held-for-sale, net	41,440,000	-
Due from related party	-	2,933,344
Prepaid management fee - related party	26,340,397	26,340,397
Other assets	67,584,433	139,664,556
Total assets	$2,191,883,597	$2,579,236,489

Liabilities and Equity:
Repurchase agreements	$3,308,333	$60,727,789
Collateralized debt obligations	1,102,576,530	1,152,289,000
Junior subordinated notes to subsidiary trust issuing preferred securities	259,328,815	276,055,000
Notes payable	392,078,566	518,435,437
Notes payable-related party	-	4,200,000
Mortgage note payable - held-for-sale	41,440,000	41,440,000
Due to related party	863,927	993,192
Due to borrowers	4,971,483	32,330,603
Deferred revenue	77,123,133	77,123,133
Other liabilities	87,245,401	134,647,667
Total liabilities	1,968,936,188	2,298,241,821

Commitments and contingencies	-	-

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,666,810 shares issued, 25,387,410 shares outstanding at September 30, 2009 and 25,421,810 shares issued, 25,142,410 shares outstanding at December 31, 2008	256,668	254,218
Additional paid-in capital	450,376,782	447,321,186
Treasury stock, at cost - 279,400 shares	(7,023,361)	(7,023,361)
Accumulated deficit	(159,892,614)	(62,939,722)
Accumulated other comprehensive loss	(62,768,226)	(96,606,672)
Total Arbor Realty Trust, Inc. stockholders’equity	220,949,249	281,005,649
Noncontrolling interest in consolidated entity	1,998,160	(10,981)
Total equity	222,947,409	280,994,668
Total liabilities and equity	$2,191,883,597	$2,579,236,489

Arbor Realty Trust Reports Third Quarter 2009 Results
November 6, 2009

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

September 30, 2009

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$220,949,249

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	56,459,914

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Arbor Realty Trust, Inc. Stockholders' Equity	$335,484,347

Adjusted book value per share	$13.21

GAAP book value per share	$8.70

Common shares outstanding	25,387,410

Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Arbor Realty Trust Reports Third Quarter 2009 Results
November 6, 2009

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net (loss) income attributable to Arbor Realty Trust, Inc., GAAP basis	$(44,134,962)	$2,575,886	$(96,945,695)	$27,008,683

Add:
Noncontrolling interest in operating partnership	-	-	-	4,450,754
Depreciation - real estate owned	120,878	256,370	686,922	427,283
Depreciation - investment in equity affiliates	-	217,821	419,923	968,353
Funds from operations ("FFO")	$(44,014,084)	$3,050,077	$(95,838,850)	$32,855,073
Diluted FFO per common share	$(1.73)	$0.12	$(3.79)	$1.33
Diluted weighted average shares outstanding	25,387,410	24,990,710	25,288,692	24,706,174

Arbor is presenting funds from operations, or FFO, because management believes it to be an important supplemental measure of the Company’s operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of real estate investment trusts (REITs). The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002 defines FFO as net income (loss) attributable to Arbor Realty Trust, Inc. (computed in accordance with generally accepted accounting principles (GAAP)), excluding gains (losses) from sales of depreciated real properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company considers gains and losses on the sales of undepreciated real estate investments to be a normal part of its recurring operating activities in accordance with GAAP and should not be excluded when calculating FFO. To date, the Company has not sold any previously depreciated operating properties, which would be excluded from the FFO calculation. Losses from discontinued operations are not excluded when calculating FFO.

FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) or a measure of our liquidity, nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions.  Arbor’s calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

Arbor Realty Trust Reports Third Quarter 2009 Results
November 6, 2009

Arbor Realty Trust, Inc.
Summary of Equity and Profit Interests
(all dollar amounts in thousands)
Unaudited

	Initial ART			Current			Approximate				Current
	Investment		Investment	Cash Equity			Square		Property		Debt Balance
Name	Amount		Date	Investment	Profit %		Footage		Type	Location	on Property		Comments

80 Evergreen	$384		3Q03	$201	12.50%		77,680		Warehouse	Brooklyn, NY	$5,000		Property refinanced June 2008

930 Flushing	1,126		3Q03	291	12.50%		304,080		Warehouse	Brooklyn, NY	24,448		Property refinanced July 2005

450 W. 33rd St	1,500		4Q03	1,137	0.58	%(1)	1,746,734		Office	New York City	517,000

Toy Building	10,000		2Q05	5,720	10.00%		320,000		Conversion	New York City	343,400	(2)	Condo conversion - investment held in Taxable REIT Subsidiary ("TRS")

Homewood Mtn Resort	-		2Q06	-	25.60%		1,224	(3)	Land	Homewood, CA	114,157		Profits interest held in TRS

Richland Terrace Apartments	-		3Q06	-	25.00%		342,152		Multi Family	Columbia, SC	8,964

Ashley Court Apartments	-		3Q06	-	25.00%		177,892		Multi Family	Fort Wayne, IN	5,452

Nottingham Village	-		1Q07	-	25.00%		285,900		Multi Family	Indianapolis, IN	6,626

Extended Stay Hotel Portfolio	115,000	(5)	2Q07	115,000	16.17%		684	(4)	Hotel	Multistate	7,400,000		Preferred return of 12% on equity

Alpine Meadows	13,220		3Q07	13,220	39.00%		2,163	(3)	Land	Alpine Meadows, CA	30,500		Preferred return of 18% on equity

St. John's Development	500		4Q07	1,884	50.00%		23	(3)	Land	Jacksonville, FL	25,000

Windrush Village Apartments	-		2Q08	445	25.00%		221,726		Multi Family	Tallahassee, FL	12,800

(1) Represents approximately 29% of the 2% retained interest in the property. In addition, Arbor has approximately 29% of a 50% interest in the property's air rights.
(2) Debt balance represents anticipated debt financing required to complete condominium conversion project.
(3) Amount represents approximate acreage of property.
(4) Amount represents approximately 684 properties in 44 states and Canada with approximately 76,000 rooms.
(5) As of September 30, 2009, the outstanding balance of this investment was $14.3 million.